Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 22, 2006, except as to Note 2, which is as of October 27, 2006 and Note 11, which is as of November 16, 2006 relating to the financial statements, which appears in the Prospectus filed by Spirit AeroSystems Holdings, Inc. on November 22, 2006.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Saint Louis, Missouri
February 21, 2007